UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      December 28, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, Georgia 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Ohio ALF Amendment

On December 28, 2012, AdCare Health Systems, Inc. (“AdCare” or the “Company”) and certain of its subsidiaries (together, the “Ohio ALF Sellers”) entered into a First Amendment to Asset Purchase Agreement (the “First Amendment”) with CHP Acquisition Company, LLC (“CHP”), which amends that certain Agreement of Sale (as so amended, the “Ohio Sale Agreement”), dated October 11, 2012, between the Ohio ALF Sellers and CHP pursuant to which the Ohio ALF Sellers may sell certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the following six assisted living facilities: (i) Hearth & Home of El Camino located in Springfield, Ohio; (ii) Hearth & Home of Van Wert located in Van Wert, Ohio; (iii) Hearth & Home at Harding located in Springfield, Ohio; (iv) Hearth & Home at Urbana located in Urbana, Ohio; (v) Hearth & Home of Vandalia located in Vandalia, Ohio (the “Vandalia Facility”); and (vi) Lincoln Lodge Retirement Residence located in Columbus, Ohio (“Lincoln Lodge Facility”), subject to the terms and conditions of the Ohio Sale Agreement.  The facilities referred to in clauses (i) through (iv) above are hereinafter referred to as the “Immediate Sale Facilities”.

The First Amendment, among other things: (a) amends the aggregate purchase price from $22,307,409 to $16,097,652.80, which amount reflects the purchase price for the Immediate Sale Facilities and excludes the purchase price of the Vandalia Facility and Lincoln Lodge Facility; (b) delays the closing date for the sale of the Lincoln Lodge Facility to no more than thirty (30) days after the completion and outcome of an asbestos study of the Lincoln Lodge facility; and (c) delays the closing date for the sale of the Vandalia Facility until the sooner of (1) September 1, 2014 (2) such time that the United States Department of Housing and Urban Development (“HUD”) approves the assignment to CHP of the HUD loan with respect to the Vandalia Facility or (3) such time as HUD informs the Company of its desire to cause the parties to terminate the Vandalia Management Agreement (as defined below).  Additionally, the First Amendment states that the Lincoln Lodge Facility purchase price shall be $2,400,000, and the Vandalia Facility purchase price shall be the assumption of the HUD loan with respect to the Vandalia Facility.

The information set forth in Item 2.01, Item 2.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

Sale of Four Ohio ALFs

On December 28, 2012, the Ohio ALF Sellers sold to CHP, pursuant to the Ohio Sale Agreement, certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the Immediate Sale Facilities for an aggregate purchase price of $16,097,652.80.

The purchase price consisted of, among other items: (i) $5,016,900.88 in cash proceeds to the Company; (ii) the repayment of the principal balance of HUD loans with respect to certain of the Immediate Sale Facilities in an aggregate amount of $6,397,652.84; and (iii) a secured promissory note issued by CHP to the Company in the amount of $3,600,000 (the “CHP Note”).

As collateral for the CHP Note, the Company and CHP also entered into a Pledge and Security Agreement, dated December 28, 2012, pursuant to which CHP has: (a) pledged, assigned and delivered to the Company all of its membership interests in H & H Vandalia LLC, an operating subsidiary of CHP (“H & H Vandalia”); and (b) granted a first lien security interest to the Company in all certificates, units, options, rights and other noncash distributions of H & H Vandalia.

Ohio ALF Management Agreements

In connection with the First Amendment, on December 28, 2012, certain subsidiaries of the Company entered into management agreements with affiliates of CHP pursuant to which such affiliates agreed to manage: (i) the Vandalia Facility (the “Vandalia Management Agreement”); and (ii) Lincoln Lodge Facility (the “Lincoln Lodge Management Agreement” and, together with the Vandalia Management Agreement, the “Management Agreements”).  The Lincoln Lodge Management Agreement terminates upon the earlier of such time that CHP acquires the Lincoln Lodge Facility or CHP notifies the Company of its intent to terminate the Ohio Sale Agreement.  The Vandalia Management Agreement terminates upon the earlier of such time that CHP acquires the Vandalia Facility and September 1, 2014.  Pursuant to the Management Agreements, the Company shall pay to affiliates of CHP a monthly fee equal to five percent (5%) of the gross revenues of the Vandalia Facility and Lincoln Lodge Facility.

Sumter Valley Acquisition

On December 31, 2012, Sumter Valley Property Holdings, LLC, a wholly owned subsidiary of the Company, acquired (the “Sumter Acquisition”) from 1761 Pinewood Holdings, LLC (the “Sumter Seller”), pursuant to that certain Purchase and Sale Agreement between the Sumter Seller and AdCare Property Holdings, LLC, a wholly owned subsidiary of the Company (“AdCare Holdings”), dated as of April 27, 2012 and as subsequently amended, certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the Sumter Valley Nursing and Rehab Center, a 96-bed skilled nursing facility located in Sumter, South Carolina (the “Sumter Facility”), for an aggregate purchase price of $5,525,000.  The purchase price consisted of a $5,275,000 cash payment and a $250,000 promissory note issued by the Company to the Sumter Seller.  The purchase price was financed: (i) with the proceeds from the financing with Metro City Bank (“Metro”) discussed under the caption “Metro Financing”; and (ii) with the proceeds from the Sumter Note discussed under the caption “Sumter Note” in Item 2.03 of this Current Report on Form 8-K.

The Sumter Acquisition does not constitute a business acquisition at the significance level which would require the filing of financial statements as contemplated by Rule 8-04 of Regulation S-X.

Georgetown Acquisition

On December 31, 2012, Georgetown HC&R Property Holdings, LLC, a wholly owned subsidiary of the Company, acquired (the “Georgetown Acquisition”) from Winyah Nursing Home, LLC (the “Georgetown Seller”), pursuant to that certain Purchase and Sale Agreement between the Georgetown Seller and AdCare Holdings, dated as of August 9, 2012 and as amended, certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the Georgetown Healthcare & Rehabilitation Center, an 84-bed skilled nursing facility located in Georgetown, South Carolina (the “Georgetown Facility”), for an aggregate purchase price of $4,200,000.  The purchase price consisted of a $2,350,000 cash payment and a $1,850,000 promissory note issued by the Company to the Sumter Seller.    The purchase price was financed: (i) with the proceeds from the financing with Metro discussed under the caption “Metro Financing”; and (ii) with the proceeds from the Georgetown Note discussed under the caption “Georgetown Note” in Item 2.03 of this Current Report on Form 8-K.

The Georgetown Acquisition does not constitute a business acquisition at the significance level which would require the filing of financial statements as contemplated by Rule 8-04 of Regulation S-X.

Item 2.03                                           Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

KeyBank Credit Facility

On December 28, 2012, certain subsidiaries of the Company (the “KeyBank Borrowers”) entered into a Secured Loan Agreement (the “KeyBank Credit Facility”) between the KeyBank Borrowers and KeyBank National Association (“KeyBank”).  The KeyBank Borrowers own and operate the nursing facilities known as: (i) Abington Place; (ii) Northridge Healthcare and Rehabilitation; and (iii) Woodland Hills Healthcare and Rehabilitation, each of which is located in Arkansas (collectively, the “Arkansas Facilities”). The KeyBank Credit Facility provides for a $16,500,000 principal amount senior secured credit facility.

The KeyBank Credit Facility matures on February 27, 2015; provided, however, that the KeyBank Borrowers may extend the maturity date an additional six months if certain conditions are met.  Interest on the KeyBank Credit Facility accrues on the principal balance thereof at an annual rate of 4.25% plus the current LIBOR rate.  The KeyBank Credit Facility may be prepaid at any time without premium or penalty, provided that the KeyBank Borrowers pay any costs of KeyBank in re-employing such prepaid funds.  The KeyBank Credit Facility is secured by a first priority security interest in: (a) the real property and improvements of the Arkansas Facilities; and (b) the leases and rents of the Arkansas Facilities.  AdCare and AdCare Holdings have unconditionally guaranteed all amounts owing under the KeyBank Credit Facility.

The KeyBank Credit Facility contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants and certain events of bankruptcy and insolvency. Upon the occurrence of an event of default, KeyBank may cause the maturity of the KeyBank Credit Facility to be accelerated or take possession of the Arkansas Facilities until the obligations of the KeyBank Borrowers under the KeyBank Credit Facility are met.

In connection with entering into the KeyBank Credit Facility, certain affiliates of the Company and the KeyBank Borrowers, as applicable, also entered into environmental indemnities, pledge and security agreements, subordination of lease liens and subordination of management and consulting agreements, each containing customary terms and conditions.

Proceeds from the KeyBank Credit Facility were used, among other things, to: (1) payoff all amounts outstanding under that certain Promissory Note (the “Strome Note”), dated April 1, 2012, issued by the Company in favor of Strome Alpha Offshore Ltd. (“Strome”) in the amount of $5,184,166.67; (2) payoff of an existing credit facility with Metro with respect to the Abington Place facility in the amount of $3,441,556.99; and (3) payoff of the portion of the PrivateBank Credit Facility (as hereinafter defined) which relates to the Northridge Healthcare and Rehabilitation facility and Woodland Hills Healthcare and Rehabilitation facility in the amount of $8,168,940.02 as further described under the caption “PrivateBank Amendment” of this Item 2.03.

PrivateBank Modification

On December 28, 2012, certain subsidiaries of the Company (the “PrivateBank Borrowers”) entered into a Second Modification Agreement (“Modification”) with The PrivateBank and Trust Company (“PrivateBank”), which modified that certain Loan Agreement, dated March 30, 2012, between the PrivateBank Borrowers and PrivateBank (as amended, the “PrivateBank Credit Facility”). The Modification, among other things: (i) extends the term of the PrivateBank Credit Facility from March 30, 2013 to December 31, 2016; (ii) releases certain of the PrivateBank Borrowers from liability under two of the promissory notes and other related documents under the PrivateBank Credit Facility; and (iii) reduces the total outstanding amount owing under the PrivateBank Credit Facility from $21,800,000 to $13,664,956.

Certain subsidiaries of the Company are also borrowers under: (a) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Glenview Health & Rehabilitation facility located in Georgia; and (b) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Eaglewood Village facility and Woodland Manor facility located in Ohio.

Metro City Bank Financing

In connection with the closing of the Sumter Acquisition and Georgetown Acquisition, certain subsidiaries of the Company (the “Metro Borrowers”) entered into a Loan Agreement with Metro, dated December 31, 2012, pursuant to which certain Metro Borrowers issued a promissory note in favor of Metro for an aggregate principal amount of $6,950,000 (the “Metro Loan”).  The proceeds of the Metro Loan were used to fund part of the purchase price of the Sumter Acquisition and Georgetown Acquisition.

The Metro Loan matures on February 1, 2014.  Interest on the Metro Loan accrues on the principal balance thereof at an annual rate of 1.5% per annum plus the prime interest rate, to be adjusted quarterly (but in no event shall the total interest be less than 5.50% per annum), and payments for the interest are payable monthly, commencing on February 1, 2013.  The entire outstanding principal balance of the Metro Loan, together with all accrued but unpaid interest thereon, is payable on February 1, 2014.  The Metro Loan is secured by a first mortgage on the real property and improvements constituting the Sumter Facility and Georgetown Facility, a first priority security interest on all furnishings, fixtures and equipment associated with the Sumter Facility and Georgetown Facility and an assignment of all rents paid under any existing or future leases and rental agreements with respect to the Sumter Facility and Georgetown Facility.  AdCare and certain of its subsidiaries have unconditionally guaranteed all amounts owing under the Metro Loan.

In connection with entering into the Metro Loan, certain of the Metro Borrowers also entered into security agreements, guarantees and assignments of rents and leases, each containing customary terms and conditions.

A subsidiary of the Company is also a borrower under a credit facility with Metro used to fund the purchase price of the acquisition of the Stone County Nursing and Rehabilitation facility located in Arkansas.

Sumter Seller Note

In connection with the closing of the Sumter Acquisition, a subsidiary of the Company issued a promissory note (the “Sumter Note”) to the Sumter Seller in the amount of $250,000.  Interest on the Sumter Note accrues at a rate of 6% per annum.  Principal and interest payments on the Sumter Note shall be due and payable monthly, beginning on February 1, 2013, with a final payment due on the earlier of: (i) December 31, 2014; or (ii) the date upon which the Company refinances the Metro Loan.  AdCare has unconditionally guaranteed all amounts owing under the Sumter Note.

Georgetown Seller Note

In connection with the closing of the Georgetown Acquisition, a subsidiary of the Company issued a secured subordinated promissory note (the “Georgetown Note”) to the Georgetown Seller in the amount of $1,850,000.  Interest on the Georgetown Note accrues at a rate of 7% per annum.  Interest payments on the Georgetown Note shall be due and payable monthly, beginning on February 1, 2013, with a final payment due on the earlier of: (i) December 31, 2013; or (ii) the date upon which the Company refinances the Metro Loan.  AdCare has unconditionally guaranteed all amounts owing under the Georgetown Note.

Item 3.02                                           Unregistered Sale of Equity Securities.

On December 28, 2012, the Company issued to Strome a warrant (the “Strome Warrant”) to purchase 50,000 shares of the Company’s common stock, no par value (the “Common Stock”), at an exercise price of $3.80 per share (the “Warrant Shares”).  The Strome Warrant is exercisable at any time prior to 5:00 p.m. on November 1, 2022, and the exercise price is subject to adjustment for stock splits, dividends and other similar corporate events.  The Strome Warrant was granted pursuant to the terms of the Strome Note, which has now been paid in full.

The Strome Warrant was issued and the Warrant Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated pursuant to Section 4(2) of the Securities Act. The Company based such reliance upon representations made by Strome to the Company regarding its investment intent, sophistication and status as an “accredited investor,” as defined in Regulation D, among other things.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2012, Christopher Brogdon, the Company’s Vice Chairman, Chief Acquisition Officer and a beneficial owner of greater than 10% of the Company’s outstanding Common Stock, resigned as Chief Acquisition Officer of the Company, effective immediately.  Mr. Brogdon will remain Vice Chairman of the Company.

In connection with Mr. Brogdon’s resignation, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Brogdon, dated December 31, 2012.  The Consulting Agreement is effective December 31, 2012 and terminates on December 31, 2015.  In the event the Consulting Agreement is not terminated prior to December 31, 2015, the Consulting Agreement will renew automatically for successive one-year terms until it is terminated.  The Consulting Agreement provides that Mr. Brogdon will: (i) source and recommend potential acquisitions for the Company; (ii) recommend and arrange financing for targeted acquisitions of the Company; and (iii) work with executives of the Company to complete acquisitions and related financings.  In connection with the services rendered by Mr. Brogdon under the Consulting Agreement, Mr. Brogdon has agreed to provide the Company a right of first refusal on all skilled nursing facility acquisition opportunities that Mr. Brogdon originates or becomes aware of or in which he has an opportunity to invest.

As compensation for his services under the Consulting Agreement, Mr. Brogdon shall receive: (a) $10,000 per month in year one; (b) $15,000 per month in year two; and (c) $20,000 per month in year three of the Consulting Agreement.  In addition, Mr. Brogdon shall receive a success fee of $20,000 for each completed transaction; provided, however, that barring a majority vote of the Board of Directors of the Company (the “Board”), such success fees on a one year basis shall not exceed $80,000 in year one, $120,000 in year two and $160,000 in year three of the Consulting Agreement. In addition, no success fee shall be paid for transactions involving leased facilities or transactions in which the overall consideration is less than $2,500,000.  The Company will also reimburse Mr. Brogdon for all reasonable travel, lodging, meal or other expenses incurred by Mr. Brogdon in the performance of his services under the Consulting Agreement.

The Consulting Agreement may be terminated by the Company at any time without cause (as defined in the Consulting Agreement) upon: (1) a vote of the majority of the Board; and (2) thirty (30) days written notice to Mr. Brogdon; provided, however, that the Company shall provide severance pay to Mr. Brogdon in an amount equal to eighteen (18) months of Mr. Brogdon’s maximum total compensation (including success fees).  The Company or Mr. Brogdon may terminate the Consulting Agreement at any time upon a material breach of the terms of the Consulting Agreement by the other party which is not cured within the period specified in the Consulting Agreement.  If after a change in control (as defined in the Consulting Agreement) of the Company occurs, and Mr. Brogdon: (x) resigns for any reason; (y) is terminated by the Company without cause within six (6) months of the occurrence of a change in control; or (z) is terminated by the entity acquiring a controlling interest in the Company without cause, the Company shall provide severance pay to Mr. Brogdon in an amount equal to three (3) years of his maximum total compensation (including success fees).

In addition, the Company has entered into agreements (each, a “Guaranty Indemnification Agreement”) to indemnify Mr. Brogdon with respect to certain personal guarantees Mr. Brogdon previously made with respect to loans on the following properties owned or leased by the Company: (A) Building 1145 of the Offices at Hembree located in Roswell, Georgia; and (B) the Red Rose Facility located in Cassville, Missouri. Each Guaranty Indemnification Agreement contains customary terms and conditions.

For a further description of the Company’s relationship with Mr. Brogdon, see the information set forth in: (I) the section entitled “Certain Information and Related Party Transactions” of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2012; (II) the section entitled “Note to Consolidated Financial Statements — Note 21. Related Party Transactions” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; (III) the section entitled “Item 15. Related Party Transactions” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012; (IV) the section entitled “Hembree” of the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2012; and (V) Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2012.

Item 9.01                                           Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information. The unaudited pro forma consolidated financial statements giving effect to the divestiture of the Immediate Sale Facilities as described above in Item 2.01 of this Current Report on Form 8-K under the caption “Ohio ALF Sale” are filed as Exhibit 99.1 and incorporated by reference herein.

(d)                                 Exhibits.

99.1                                    Unaudited Pro Forma Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

99.1                        Unaudited Pro Forma Consolidated Financial Information.